UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2005

YTB International, Inc.
(Exact Name of Company as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

560 Sylvan Avenue
Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 567-8500
(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Company’s Certifying Accountant

In September 2005, Dischino & Associates, P.C. (“Dischino”) and YTB International, Inc., a Delaware corporation (the “Company”) mutually agreed that Dischino would not continue to act as the Company’s independent auditor following Dischino’s review for the quarter ended September 30, 2005.

Based on the recommendation of the Company’s Audit Committee, the Board of Directors of the Company at a meeting held on December 22, 2005 approved the engagement of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, effective January 4, 2006. Prior to its appointment, the Company did not consult with UHY regarding matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B promulgated by the U.S. Securities and Exchange Commission.

The reports of Dischino on the Company’s financial statements for each of the two fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2004 and 2003, and through January 4, 2006, there were no disagreements with Dischino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Dischino, would have caused Dischino to make reference to the matter in its reports.

During each of the two fiscal years ended December 31, 2004 and 2003, and through January 4, 2006, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has provided Dischino with a copy of this Current Report on Form 8-K and has requested Dischino to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. Dischino’s response letter will be filed by amendment following receipt.

A copy of the press release announcing the engagement of UHY is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)-(c) On December 22, 2005, J. Scott Tomer, who was then the Company’s President and a member of the Company’s Board of Directors, was appointed as the Company’s Chief Executive Officer and resigned from his position as President of the Company. J. Scott Tomer will remain a member of the Board of Directors. Also on December 22, 2005, Michael Y. Brent, who was then the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, was appointed as the Company’s President and resigned from his position as Chief Executive Officer of the Company. Michael Y. Brent will remain a member of the Board of Directors.

The information required to be reported under Items 401(a)(4) and (a)(5) and Items 404(a) and (b) of Regulation S-B with respect to Messrs. Tomer and Brent was contained in Item 9 of the Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004 and is incorporated herein by reference.

A copy of the press release announcing the new appointments of Messrs. Tomer and Brent is included as Exhibit 99.2 to this report and is incorporated herein by reference.

(d) On November 21, 2005, the Company elected Harold Kestenbaum, Clay Winfield, Andrew Wilder, Timothy Kaiser, M.D. and Darren J. Brent to be members of the Company’s Board of Directors. On November 21, 2005, the Company established an Audit Committee of its Board of Directors and appointed to the committee Messrs. Kestenbaum, Winfield, Wilder and Kaiser, with Mr. Wilder serving as Chair of the committee. The committee members were designated pursuant to a Stockholders Agreement, dated as of December 8, 2004, among several of the Company’s significant stockholders. In accordance with such Stockholders Agreement, Messrs. Kestenbaum and Wilder were designated by Mr. Brent and his affiliates, and Messrs. Winfield and Kaiser were designated by Mr. Tomer and his affiliates.

During the last two years, there were no transactions to which the Company was or is to be a party, in which any of Messrs. Kestenbaum, Winfield, Wilder, Kaiser or Brent had or is to have a direct or indirect material interest, except that Messrs. Winfield and Kaiser control an entity that owns the building in Edwardsville, Illinois in which the Company leases office space for an aggregate of $120,000 in lease payments per year.

Mr. Kestenbaum graduated from the University of Richmond School of Law in 1975 and is the franchise counsel for Rezconnect, an operating subsidiary of the Company. Mr. Kestenbaum is engaged primarily in the independent practice of law, concentrating his practice in franchise and distribution law, representing franchisors only, both start-up and established from his Uniondale, New York offices. He is, among other professional roles, a founding member of the New York State Bar Association’s Franchising, Distribution and Licensing Law Section.

Mr. Winfield is a principal in numerous business ventures, centered primarily in the real estate development and real estate management arenas, in both the St. Louis, Missouri and Naples, Florida markets. Mr. Winfield was an early builder and developer of premier communities in the Naples, Florida market and continues to develop communities there. Mr. Winfield also is a principal in Meridian Bank and Meridian Land Company, Inc., which has holdings in the St. Louis and Naples areas.

Mr. Wilder is a licensed CPA and shareholder with the accounting firm of Israeloff, Trattner & Co., P.C. in Garden City, New York. Mr. Wilder graduated from Monmouth University in 1972 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He also has served on various committees of the New York State Society of Certified Public Accountants, including the Accounting and Auditing and the SEC committees as well as a former adjunct lecturer at Queens College. Mr. Wilder also serves on the Board of Directors of Napco Security Systems, Inc. (NasdaqNM:NSSC), since 1995 and has been Chairman of its Audit Committee since 2001. Mr. Wilder will also serve as Chairman of the Audit Committee for YTB International, Inc.

Timothy Kaiser, M.D., graduated with highest honors from the University of Oklahoma and magna cum laude from Harvard Medical School. Dr. Kaiser is Chairman of the Board of Meridian Bank, an Illinois commercial bank with multiple branches, and is involved in several business interests as a principal, primarily involving real estate holding, sales, and development companies in the St. Louis, Missouri and Naples, Florida areas.

Darren J. Brent graduated from Tufts University with a Bachelor of Arts, Political Science in 1991 and then earned his  Law Degree from Nova Southeastern University in June 1994. Mr. Brent practices law in Florida and New Jersey where he is a member of the Bar. His firm specializes in real estate transactions and personal bankruptcies. Mr. Brent also is involved in hotel operations as a part owner in a family controlled business. He is a member of the State Bar of Florida and the Broward County Bar Association. Mr. Brent is the son of Michael Y. Brent, the Company’s President.

A copy of the press release announcing the election of the directors and the formation of the Audit Committee is included as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of YTB International, Inc., issued on January 10, 2006, announcing the engagement of UHY LLP as independent auditor.

99.2	Press Release of YTB International, Inc., issued on January 10, 2006, announcing the appointment of J. Scott Tomer as Chief Executive Officer and of Michael Y. Brent as President.

99.3	Press Release of YTB International, Inc., issued on January 10, 2006, announcing the election of new directors and formation of an Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: January 11, 2006	By: /s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer